UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2013 (June 5, 2013)

OxySure Systems, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX	75033
(Address of principal executive offices)	(Zip Code)

(972) 294-6450
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2013, OxySure Systems, Inc. (the “Company”) entered into a fifth modification (the “Agreement Modification”) of that certain employment agreement between the Company and Julian T. Ross, dated January 15, 2009, as amended, for the fourth time on February 3, 2012 (the as-amended agreement, the “Agreement”). Mr. Ross currently serves as the Company’s Chief Executive Officer, President, Chief Financial Officer, and Secretary.

The Agreement Modification provides for the following amendment to the Agreement:

“Section 3 – Term:

The employment of the Executive by the Company pursuant to the provisions of this Agreement shall commence on the Effective Date and end on the Two Thousand One Hundred Sixtieth (2,160th) day thereafter, unless sooner terminated as hereinafter provided.”

All other provisions of the Agreement shall remain unchanged.

The effect of the Agreement Modification is to extend the expiry of the Agreement from January 15, 2013 to January 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2013 OXYSURE SYSTEMS, INC., a Delaware corporation /s/ Julian T. Ross BY: Julian T. Ross ITS: Chief Executive Officer, President, Chief Financial Officer, and Secretary